EXHIBIT 10.8

                    UNDERWRITING SOLUTIONS SERVICE AGREEMENT

      This Underwriting Solutions Services Agreement ("Agreement") is deemed effective on the execution date by EMSI below. Subject to the provisions of this Agreement, Examination Management Services, Inc. ("EMSI") and Asset Settlement Group, Inc. ("Customer") agree that after an order is received from Customer for an information report of the nature described in the Exhibit(s) attached hereto and incorporated by reference herein (the "Report"), EMSI will cause to be prepared and make available to Customer such requested Report. Customer certifies that its requests for these Reports are permitted by law and Customer further promises to only use the Report for purposes permitted by the federal Fair Credit Reporting Act ("FCRA") and all other applicable laws.

I.    TERM AND CHARGES

1. This Agreement shall commence on its effective date and shall continue for one year. The term of this Agreement will be automatically renewed annually unless one party gives the other party hereto at least 30 days written notice of termination prior to the end of the initial term. Either party may terminate this Agreement at any time by providing the non-terminating party 30 days prior written notice of such. Customer shall pay EMSI for all Reports ordered from EMSI at the rates and charges in the attached Exhibit(s).

2. Customer shall pre-pay EMSI for Reports, when the same are ordered, in U.S. currency. After the initial 10 requests for Reports, and upon Customer's request, EMSI will instead invoice Customer on a monthly basis, which invoices Customer shall pay within 30 days from the date of each invoice. If any monthly invoice is not paid within 30 days from the date of the invoice, any future request for a Report thereafter will again require pre-payment. Customer shall pay any governmental charges incurred by EMSI in providing Reports requested and any taxes, tariffs or duties levied by any governmental agency in connection with this Agreement with the exception of taxes imposed on EMSI's net income. Customer shall remain liable for all charges required under this Agreement which are unpaid as of the date of its expiration or termination.

3. The rates under this Agreement may be increased effective as of each anniversary of the effective date during the term of this Agreement by the percentage increase in the United States Consumer Price Index for all Urban Users ("CPI-U") published by the United States Bureau of Labor Statistics, for the immediately preceding calendar year times the rates in effect during the preceding calendar year. In the event a communications,

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      hardware, postal or other vendor supplying a service or product to EMSI required for EMSI to provide Reports to Customer increases its rates charged to EMSI, EMSI may additionally increase the contracted rates set forth herein by an amount exceeding the CPI-U to include such increased costs.

      II.   CUSTOMER'S DUTIES

1. Customer certifies that Customer will request a Report only when Customer intends to use the Report in compliance with applicable law and Customer's underwriting of insurance involving the subject of the Report. Customer will use a Report only for the purpose for which it was ordered and no other purpose. All Reports are confidential and shall not be disclosed to anyone except a person who will use the Report in connection with the above purpose for which it was ordered or when disclosure is required by law.

2. If EMSI makes any computer program ("Software") available to Customer, all such Software will be used only by customer and its employees in ordering the Reports from EMSI. Customer will keep such Software confidential, prohibit unauthorized use or disclosure of such Software, and will destroy such Software upon termination of this Agreement.

      III.  LIMITED WARRANTY

1. Customer shall provide EMSI the information EMSI needs to provide Reports hereunder. EMSI does not guarantee the accuracy or completeness of any information obtained and/or provided under this Agreement. Customer is solely responsible for implementing sufficient procedures and checkpoints to satisfy its requirements for accuracy and completeness of the Reports. Customer shall make final judgments and evaluations as to the usefulness of Reports in Customer's own environment. EMSI shall exercise commercially reasonable care in gathering, preparing and reporting the information in a Report. If, due to EMSI's failure to exercise commercially reasonable care, there is a material error in a Report, then, upon notice to EMSI of such material error within 30 days of discovery of such error or 12 months from Customer's receipt of the Report, whichever is shorter, EMSI shall refund the amount paid by Customer for such Report. ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTIES OF MERCHANTABILITY, FITNESS AND FITNESS FOR A PARTICULAR PURPOSE ARE HEREBY DISCLAIMED.

      IV.   LIMITATION OF LIABILITY

1. Customer's exclusive remedy for any damage claim or loss in any way connected with any Report or Software furnished by EMSI, if any, whether by breach of warranty, negligence or any other theory of liability, shall be for EMSI to refund the amount paid for the Report.

2.    THIS SECTION 2 IS SEVERABLE FROM ALL OTHER TERMS AND


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      CONDITIONS OF THIS AGREEMENT. EVEN IF CUSTOMER'S REMEDY FAILS ITS
      ESSENTIAL PURPOSE, CUSTOMER AGREES THAT EMSI SHALL NOT BE LIABLE TO CUSTOMER OR ANY OTHER PERSON FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES.

3. IN NO EVENT SHALL EMSI BE LIABLE TO CUSTOMER IN THE AGGREGATE OVER THE TERM OF THIS AGREEMENT, WHETHER IN CONTRACT OR TORT (INCLUDING EMSI'S OWN NEGLIGENCE), LAW OR EQUITY, IN EXCESS OF THE AMOUNT PAID TO EMSI UNDER THIS AGREEMENT.

4. Customer shall be solely responsible for any use of a Report received under this Agreement and for compliance with all laws and regulations applicable to such Report. Except as provided in Article IV Section 1, Customer agrees to defend, indemnify and hold EMSI harmless against and from any and all loss, cost, expense or liability, including reasonable legal fees and expenses, arising out of Customer's use of any Report provided pursuant to this Agreement. Customer acknowledges that in no way shall this Agreement make EMSI an insurer of, or responsible for, Customer's business. Customer shall make all underwriting decisions and shall be solely responsible for same. Customer acknowledges and agrees that EMSI will attempt to utilize guidelines and criteria as clearly specified in writing by Customer in providing the ministerial functions under this Agreement, which include, but are not limited to, any recommendations made by EMSI, in connection with EMSI providing Reports. Customer agrees that Customer is responsible to make any and all managerial or discretionary decisions regarding Reports or any recommendation in a Report. Customer further acknowledges and agrees that EMSI is not performing any discretionary functions or services on behalf of Customer hereunder and if Customer is in the insurance business, EMSI assumes no (i) insurance risk for any of Customer's policyholders/insureds, or (ii) risk or responsibility for Customer's underwriting decisions, claims administration, claim payment, or claims recovery.

      V.    GENERAL

1. All notices concerning this Agreement shall be sent in writing to EMSI, 8300 Central Park Drive, Waco, Texas 76712. This Agreement is not assignable without EMSI's written consent and shall be deemed to have been entered into and executed in Texas and shall be construed, enforced and performed in accordance with the laws of Texas.

2. If any provision of this Agreement or any Exhibit hereto shall, to any extent, now or hereafter be or become invalid or unenforceable, the remainder of this Agreement shall not be affected thereby and every other provision of this Agreement and Exhibit(s) shall be valid and enforceable, to the fullest extent permitted by law.


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3.    Neither party hereto shall be deemed to have waived any rights or remedies accruing to it hereunder unless such waiver is in writing and signed by such party. No delay or omission by either party hereto in exercising any right shall operate as a waiver of said right on any future occasion. All rights and remedies hereunder shall be cumulative and may be exercised singularly or concurrently.

4. Article I, Section 2, Article IV and the use and confidentiality provisions of Article II shall survive and continue after any termination of this Agreement.

5.    Customer acknowledges that EMSI may assign this Agreement.

6. This Agreement represents the complete and exclusive statement of the agreement between the parties and supersedes all prior agreements and representations between them concerning the subject matter of this Agreement and may only be amended by a written document signed by an authorized representative of both parties.

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EMSI and customer certify by their undersigned authorized representatives that they have read this Agreement and Exhibit(s) attached hereto and agree to be bound by their terms and conditions.

                                           Examination Management Services, Inc.

Asset Settlement Group, Inc.
(Formerly known as AmeriFirst
Funding Group, Inc.)

BY: /s/ Brittany Ellis                     BY: /s/ Kevin R. Malone
    ---------------------------------          -------------------------------
          (AUTHORIZED SIGNATURE)                    (AUTHORIZED SIGNATURE)
          (Non-black ink, please)                  (Non-black ink, please)

    Brittany Ellis                             Kevin R. Malone
    ---------------------------------          -------------------------------
                (NAME)                                      (NAME)

    President                                  VP & General Manager
    ---------------------------------          -------------------------------
               (TITLE)                                     (TITLE)

    9/26/2005                                  10/11/2005
    ---------------------------------          -------------------------------
           (EXECUTION DATE)                            (EXECUTION DATE)

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                                  EXHIBIT NO. 1
                    UNDERWRITING SOLUTIONS SERVICE AGREEMENT

This Exhibit is incorporated into and made a part of the Underwriting Solutions Service Agreement dated July 8, 2005 between EMSI and Customer. This Exhibit shall be effective upon the date of EMSI's execution.

1.    Definitions:

      The following words will have the following meanings:

      1.1 Underwriting Life Expectancy Report ("Report"): A report produced after EMSI receives requisite information from Customer and arranges it into chronological order. EMSI then summarizes the records and assigns a mortality assessment pursuant to an actuarial statistical evaluator. The resultant Life Expectancy Evaluation Report is then reviewed and revised if necessary.

2.    Services:

      2.1 EMSI will receive copies of the requisite information which Customer elects to send to EMSI, or EMSI will attempt to obtain data as instructed by Customer at additional charges covered under separate agreement(s), and will review such information against customary underwriting guidelines in the insurance industry.

      2.2 EMSI will send EMSI's Report to Customer unless instructed to retain such Report and requisite information for a period not to exceed six months.

      2.3 EMSI will provide a recommendation of underwriting action for Customer's review and final underwriting decision in Reports. Customer shall make all underwriting decisions and shall be fully responsible for the same. Customer will not advise prospective sellers of insurance that EMSI is involved in making recommendations.

3.    Price and Payment:

      Customer shall pay EMSI at the following rates in consideration for EMSI's providing Customer with the following Reports:

      3.1 Customer shall pay EMSI for each Underwriting Life Expectancy Report that is provided pursuant to Paragraph 1.1 above in the amount of $300.00.

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Asset Settlement Group, Inc.               Examination Management Services, Inc.

BY: /s/ Brittany Ellis                     BY: /s/ Kevin R. Malone
    ---------------------------------          ---------------------------------
          (AUTHORIZED SIGNATURE)                      (AUTHORIZED SIGNATURE)
         (Non-black ink, please)                     (Non-black ink, please)

    Brittany Ellis                         Kevin R. Malone
    ---------------------------------      -------------------------------------
                  (NAME)                                     (NAME)

    President                                        VP & General Manager
    ---------------------------------      -------------------------------------
                 (TITLE)                                    (TITLE)

    9/26/2005                              10/11/2005
    ---------------------------------      -------------------------------------
             (EXECUTION DATE)                         (EXECUTION DATE)